PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 28, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

                                   GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of 21st Century Technologies, Inc., a Nevada corporation, for the 2001 annual meeting of stockholders to be held at 10:00 a.m. local time at the Venetian Resort, Nevada on Wednesday, March 28, 2001, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the Company's notice of annual meeting of stockholders and described in more detail below.

     This proxy statement and the enclosed proxy card are being mailed on or about February 26, 2001, to all stockholders' entitled to vote at the meeting.


                       RECORD DATE; OUTSTANDING SHARES

     Only stockholders of record at the close of business on February 23, 2001 are entitled to receive notice of, and vote at our annual meeting. As of February 23, 2001, the number and class of stock outstanding and entitled to vote at the meeting consisted of 77,987,371 shares of common stock, par value $.001 per share. Each share of our common stock is entitled to one vote on all matters. As of the record date, we had 77,987,371 shares of our common entitled to one vote per share outstanding. The Company has no other voting securities.

     Nominees receiving the highest number of votes cast by the holders of our shares of common stock shall be elected as our directors and constitute our entire board of directors. The affirmative vote of at least a majority of our shares of common and preferred stock represented and voting at our annual meeting at which a quorum is present is necessary for approval of Proposal No.
1. A quorum is representation in person or by proxy at the annual meeting of a majority of our outstanding shares of common stock.


                           REVOCABILITY OF PROXIES

     If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of the Company at its principal offices, 2513 East Loop, 820 North, Fort Worth, Texas 76118, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

                           VOTING AND SOLICITATION

     Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Kenneth E. Wilson to represent you and vote your shares at the meeting in accordance with your instructions. Mr. Wilson may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

                              ADJOURNED MEETING

     If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjournment meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

                             TABULATION OF VOTES

     The votes will be tabulated and certified by the Company's General Counsel, Robert Warren, Esq.

                        VOTING BY STREET NAME HOLDERS

     If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

                    QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the shares of common and preferred stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Nevada as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under current Nevada case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the
broker has expressly not voted.   The Company intends to treat broker
non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2001 annual meeting of stockholders must be received by the Company no later than March 21, 2001 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.


                          PROPOSALS TO SHAREHOLDERS

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

     A board of directors consisting of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Kenneth E. Wilson, Patricia G. Wilson, David Gregor, Douglas Spring, and Fred W. Rausch, Jr. to our board of directors. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified.

The following table sets forth the names and ages of all current directors of the Company and all persons nominated or chosen to become directors along with their position, offices and term:

Name of Nominee            Age      Position                  Director Since
---------------           -----     -------------             ---------------

Kenneth E. Wilson          58       Chairman, President       1995
                                    and CEO

Patricia G. Wilson         52       Director                  1995

David Gregor               42       Director                  1999
Secretary/Treasurer

Douglas Spring             30       Director                  1999

Fred W. Rausch, Jr.        76       Director                  1995

Business Experience.
-------------------

Kenneth E. Wilson, 58, is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Wilson has acted as a consultant to Innovative Weaponry while it was in bankruptcy in New Mexico and was instrumental in formulating a plan of reorganization. Since 1995, Mr. Wilson has acted as a consultant of the Company and its various subsidiaries until he was elected Chairman in 1998. Prior to joining the Company, Mr. Wilson was experienced in mergers and acquisitions, corporate finance, and investment banking. During the five years preceding his affiliation with the Company, Mr. Wilson provided estate planning, living trust, annuities and other insurance programs. Mr. Wilson has been instrumental in guiding the Company through its early development and acquisition of key licenses and products. In addition, Mr. Wilson has been the chief sales person on behalf of the Company negotiating contracts and product delivery specifications with customers. Mr. Wilson has traveled extensively for the Company in the U.S., England, Germany and South Africa.

Patricia G. Wilson, 42, is President of Trade Partners and Innovative Weaponry's Safety Officer for the Nuclear Regulatory Commission in Washington, D.C. A Texas native, Mrs. Wilson is a graduate of the University of Texas where she received her B.A. with a double major in psychology and biochemistry. Mrs. Wilson has over 18 years business experience before joining the Company in 1994. During 1994 through 1999, Mrs. Wilson served as the Company's Chairman and President.

David Gregor, 46, is President of Innovative Weaponry. Mr. Gregor is a graduate of Temple University. From 1984 to 1986, Mr. Gregor was the head gunsmith for the U.S. Navy Seal Team (Number 6). Mr. Gregor received specialized training at the Pennsylvania gunsmith School; Remington Armory School; Smith and Wesson Armory School; Sig Sauer Armorer School; Heckler and Koch Armory School (Germany); U.S. Marine Corps Marksmanship Unit (Quantico,
VA); Depart of the Army Armory Training; Certified Armory Training Instructor for the State of New Mexico; and attended cross-training at the Federal Bureau of Investigation Academy (Quantico, VA). Before joining the Company in 1994, Mr. Gregor worked as the chief gunsmith with the U.S. Department of Energy's Central Training Academy in Albuquerque, NM and A&P Arms, Virginia Beach, VA.

Douglas N. Spring, 30, is the President of Trident's Sea Patch Sales Division in Denham Springs, LA. Mr. Spring attended Southeastern Louisiana University during 1988-1991. Mr. Spring was employed for eight years by Exxon Company USA in various capacities from 1991-1999. While employed at Exxon, Mr. Spring became experienced in the handling, inspection and maintenance of gasoline, diesel and jet fuels. As a member of the Primary Fire Squad at Exxon, Mr. Spring responded to emergencies ranging from gas leaks to major fires and fuel spills.

From 1994-1997, Mr. Spring owned and operated Wolf Creek Outdoors a manufacturer and retailer of hunting products. From 1997-1999, Mr. Spring was a sales associate at Highlander Sports Inc. where he sold sporting products to major retailers and distributors. From 1995-1998, Mr. Spring owned and operated Confederate Coatings and Arma Coatings South, which provided spray-coating materials for truck beds, roofs, conveyor operators, and grain storage bins. During this period of time, Mr. Spring distributed coating products to dealers in the Southeastern United States, trained and certified new dealers as technicians/sprayers in the polyurethane business.

Fred W. Rausch, Jr., 76, earned his J.D. Degree from Washburn University Law School. Mr. Rausch has over 30 years experience in various legal tenures including 2 years Assistant Reviser of Kansas Statutes; 7 years Assistant Attorney General, Kansas; 8 years Workers Compensation Fund Director, Kansas; 10 years General Counsel, Kansas Association of School Boards, and 30 years, Municipal Counsel, various Kansas municipalities. Mr. Rausch is admitted to practice law before the U.S. Supreme Court; U.S. Military Court of Appeals; U.S. Court of Appeals for the 10th Circuit; U.S. District Court Kansas; Kansas Supreme Court; and all other Kansas courts. Mr. Rausch is a U.S. Army Reserve Colonel having served duty in World War II and Korea.


THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF 21st CENTURY TECHNOLOGIES, INC. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED NOMINEE DIRECTORS TO THE COMPANY'S BOARD.



                          FORWARD-LOOKING STATEMENTS

     This proxy statement contains "forward-looking" information, as that term is defined by the Federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," and similar words used in this proxy statement. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our registration statement on Form 10-SB and the 10-Q's and 8-K's filed subsequently to the present. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

     *  operating and financial risks related to managing rapid growth,
     *  integrating acquired businesses and sustaining operating cash flow;
     *  potential fluctuation in quarterly results;
     *  volatility of stock price;
     *  rapid and significant changes in technology and markets;
     * adverse changes in the regulatory or legislative environment affecting our business; and
     * failure to complete the transactions described in this proxy statement timely or at all.


     Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this proxy statement. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                     WHERE YOU CAN FIND MORE INFORMATION

Government Filings.

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file: at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at the Commission's web site at http://www.sec.gov.

     Some locations may charge prescribed or modest fees for copies. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.


                                OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                   GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1.

     The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                      By order of the Board of Directors



                                     /s/ Kenneth E. Wilson
                                        ______________________________
                                         Kenneth E. Wilson
                                         Chairman and CEO

                                         February 20, 2001



                       21st CENTURY TECHNOLOGIES, INC.
         Annual Meeting of Stockholders -- Wednesday, March 28, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing below you appoint Kenneth E. Wilson with power of substitution, as proxy to represent you at the annual meeting of stockholders to be held at the Venetian Resort, Las Vegas, Nevada, on Wednesday, March 28, 2001 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock you would be entitled to vote if personally present, as indicted on the reverse side of this proxy card.

     The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal No. 1 for the election of Kenneth E. Wilson, Patricia G. Wilson, David Gregor, Douglas
N. Spring, and Fred W. Rausch, Jr. as directors.

Please mark boxes in blue or black ink.

1.   Proposal No. 1 - Election of Directors.

     Nominees:  Kenneth E. Wilson, Patricia G. Wilson, David Gregor, Douglas
N. Spring, and Fred W. Rausch, Jr.

                FOR                             AUTHORITY withheld
                All                             as to all
                nominees                        nominees

      FOR                       AGAINST                        ABSTAIN
      /  /                        /  /                          /  /

For, except authority withheld as to the following nominee(s):








2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated: March ____, 2001


___________________________________
       (Signature)

____________________________________
     (Print Name)

                       SIGN, DATE AND RETURN PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE